Exhibit 3.2

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 19th day of October, 2018, by and among GEO Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, the Investors are parties to that certain Series Seed Preferred Stock Purchase Agreement of even date herewith between the Company and the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors and the Company;

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.             Definitions. For purposes of this Agreement:

1.1                 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2                 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.3                 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.4                 “GAAP” means generally accepted accounting principles in the United States.

1.5                 “Holder” means any holder of Preferred Stock who is a party to this Agreement.

1.6                 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.7                 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.8                 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.9                 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.10               “Preferred Stock” means shares of the Company’s Series Seed Preferred Stock.

1.11               "Requisite Holders" means the holders of a majority of the Preferred Stock then outstanding.

1.12               “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.0001 per share.

2.              Information and Observer Rights.

2.1                 Delivery of Financial Statements. The Company shall deliver to each Investor:

(a)               as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP;

(b)               as soon as practicable, but in any event within thirty (30) days prior to the beginning of each fiscal year of the Company, an annual operating budget of the Company with forcasts of the Company’s financial condition and results of operations for the upcoming year; and

(c)               such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor may from time to time reasonably request and as may be approved by the Board of Directors of the Company; provided, however, that the Company shall not be obligated under this Subsection 2.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

Notwithstanding anything else in this Subsection 2.1 to the contrary, the Company may cease providing the information set forth in this Subsection2.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2       Termination of Information Rights. The covenants set forth in Subsection 2.1, shall terminate and be of no further force or effect (i) when the Company first becomes subject to the periodic reporting requirements of Section 12 or 15 of the Securities Exchange Act of 1934 as amended, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

2.3       Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 2.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company.

3.             Rights to Future Stock Issuances.

3.1                 Right of First Offer. Subject to the terms and conditions of this Subsection 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it. in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner agrees to enter into this Agremeent and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement.

(a)               The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)               By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 3.1(b) shall occur within the later of thirty days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 3.1(c).

(c)               If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 3.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.

(d)               The right of first offer in this Subsection 3.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series Seed Preferred Stock to Additional Purchasers pursuant to the Purchase Agreement.

(e)               Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 34.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Investor, maintain such Investor’s percentage-ownership position, calculated as set forth in Subsection 3.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.

3.2                 Termination. The covenants set forth in Subsection 34.1 shall terminate and be of no further force or effect (i) when the Company first becomes subject to the periodic reporting requirements of Section 12 or 15 of the Securities Exchange Act of 1934 as amended, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

4.             Miscellaneous.

4.1                 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Preferred Stock; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Preferred Stock with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

4.2                 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

4.3                 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4                 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5                 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.5.

4.6                 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 4.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.7                 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.8                 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series Seed Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Series Seed Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

4.9                 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.10               Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

4.11               Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.12               Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

The Good Earth Organic, Inc.
By:	/s/ Timothy Clark
Name:	Timothy Clark
Title:	President

By:	/s/ Timothy Clark
Name:	Timothy Clark
Title:	President

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Gordon Moody	By:
Signature		Authorized Signatory

Gordon Moody
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Carlton T. Spiller	By:
Signature	Authorized Signatory

Carlton T. Spiller
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Henry A. Spiller	By:
Signature	Authorized Signatory

Henry A. Spiller
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Red Mountain Capital, LLC
Entity Name

	By:	/s/ Colin Bennett
Signature	Authorized Signatory

Colin Bennett
Print Name	Print Name

Sole Member
Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Anthony Pantano	By:
Signature	Authorized Signatory

Anthony Pantano
Print Name	Print Name

Title

Signature Page to Investors’ rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Robert Egan	By:
Signature	Authorized Signatory

Robert Egan
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Freda T. Adu Boahen	By:
Signature	Authorized Signatory

Freda T. Adu Boahen
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

The Tolleson Family Trust
Entity Name u/a dtd 10/29/08

/s/ Rob Tolleson
Signature	Authorized Signatory

Rob Tolleson
Print Name	Print Name

Trustee
Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Juliana Manu	By:
Signature	Authorized Signatory

Juliana Manu
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Seaside Investments, LLC
Entity Name

	By:	/s/ Rob Tolleson
Signature	Authorized Signatory

Rob Tolleson
Print Name	Print Name

Managing Member
Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Feng Wang	By:
Signature	Authorized Signatory

Feng Wang
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ Marianne Landa Chao	By:
Signature	Authorized Signatory

Marianne Landa Chao
Print Name	Print Name

Title

Signature Page to Investors’ rights Agreement

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INDIVIDUALS:	ENTITIES:

Entity Name

/s/ A. Dev Chodry	By:
Signature	Authorized Signatory

A. Dev Chodry
Print Name	Print Name

Title

Signature Page to Investors’ Rights Agreement

SCHEDULE A

Investors

Name and Address	Number of Shares of Series Seed
Preferred Stock
Gordon Moody	50,000
161 Kent Oaks Way
Gaithersburg, MD 20878

Carlton T. Spiller	50,000

Henry A. Spiller	50,000

Red Mountain Capital LLC	25,000
230 East 73rd Street
New York, NY 10021

Anthony Pantano	25,000
28 Summit Road
Verona, NJ 07044

Robert Egan	50,000
109 Stone Hill Road
Colts Neck, NJ 07722

Freda T. Adu Boahen	15,000
44030 Kings Arms Square
Ashburn,VA 20147

The Tolleson Family Trust	75,000
556 S. Fair Oaks Ave
Pasadena, CA 91105

Juliana Manu	25,000
118 Hall Avenue
Meriden, CT 06450

Seaside Investments, LLC	25,000
556 S. Fair Oaks Ave.
Pasadena, CA 96105

Feng Wang	25,000
301 Mission Street
San Francisco, CA 94105

Marianne Landa Chao	25,000
155 Underhill Road
Scarsdale, NY 10583

The Entrust Group Inc. FBO Darren Reinstein	15,000
IRA

Dev Chodry	25,000
219 West 81st Street
New York, NY 10024